Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST

INDENTURE ACT OF 1939 OF A CORPORATION

DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A

TRUSTEE PURSUANT TO SECTION 305(b)(2) ___

_________________

The Bank Of New York Mellon

(Exact name of trustee as specified in its charter)

New York (Jurisdiction of incorporation if not a U.S. national bank)	13-5160382 (I.R.S. Employer Identification No.)

225 Liberty Street New York, New York (Address of principal executive offices)	10286 (Zip code)

Legal Department

The Bank of New York Mellon

225 Liberty Street

New York, NY 10286

(212) 635-1270

(Name, address and telephone number of agent for service)

Santander US Debt, S.A. Unipersonal

Banco Santander, S.A.

(Exact name of obligor as specified in its charter)

Kingdom of Spain (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

Ciudad Grupo Santander, Avenida de Cantabria s/n 28660 Boadilla del Monte (Madrid), Spain (Address of principal executive offices)	Not Applicable (Zip code)

_________________

Senior Debt Securities

(Title of the indenture securities)

Item 1.   General Information.

Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Superintendent of the Department of Financial	One State Street, New York, N.Y. 10004-1417
Services of the State of New York	and Albany, N.Y. 12203
Federal Reserve Bank of New York	33 Liberty Plaza, New York, N.Y. 10045
Federal Deposit Insurance Corporation	550 17th Street, N.W., Washington, D.C. 20429
New York Clearing House Association	New York, N.Y. 10005

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.   Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16.   List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

1.	-	A copy of the Organization Certificate of The Bank of New York Mellon (formerly known as The Bank of New York, formerly known as Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed as Exhibit 25.1 to Current Report on Form 8-K of Nevada Power Company, Date of Report (Date of Earliest Event Reported) July 25, 2008 (File No. 000-52378).)

4.	-	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 with Registration Statement No. 333-155238.)

6.	-	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152856.)

7.	-	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in London, United Kingdom, on the 13th day of October, 2015.

THE BANK OF NEW YORK MELLON

By:	/s/ Maria Bertolin
Name: Maria Bertolin
Title: Vice President

EXHIBIT 7

(Page i of iii)

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

of 225 Liberty Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business June 30, 2015, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS	Dollar amounts in thousands

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	7,835,000
Interest-bearing balances	115,236,000
Securities:
Held-to-maturity securities	42,679,000
Available-for-sale securities	76,620,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	0
Securities purchased under agreements to resell	14,211,000
Loans and lease financing receivables:
Loans and leases held for sale	264,000
Loans and leases, net of unearned income	35,026,000
LESS: Allowance for loan and lease losses	162,000
Loans and leases, net of unearned income and allowance	34,864,000
Trading assets	5,134,000
Premises and fixed assets (including capitalized leases)	1,065,000
Other real estate owned	5,000
Investments in unconsolidated subsidiaries and associated companies	533,000
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	6,352,000
Other intangible assets	1,097,000
Other assets	14,309,000
Total assets	320,204,000

EXHIBIT 7

(Page ii of iii)

LIABILITIES
Deposits:
In domestic offices	155,532,000
Noninterest-bearing	106,199,000
Interest-bearing	49,333,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	122,363,000
Noninterest-bearing	7,932,000
Interest-bearing	114,431,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	68,000
Securities sold under agreements to repurchase	1,380,000
Trading liabilities	4,985,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	7,008,000
Not applicable
Not applicable
Subordinated notes and debentures	765,000
Other liabilities	6,825,000
Total liabilities	298,926,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	10,184,000
Retained earnings	11,326,000
Accumulated other comprehensive income	-1,717,000
Other equity capital components	0
Total bank equity capital	20,928,000
Noncontrolling (minority) interests in consolidated subsidiaries	350,000
Total equity capital	21,278,000
Total liabilities and equity capital	320,204,000

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EXHIBIT 7

(Page iii of iii)

I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas P. Gibbons,
Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Gerald L. Hassell Catherine A. Rein Michael J. Kowalski	Directors

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